Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-137735 and 333-36390) on Form S-8 of Fuel Tech, Inc. and Subsidiaries of our reports dated April 1, 2013, relating to our audits of the consolidated financial statements, and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Fuel Tech, Inc. for the year ended December 31, 2012.

/s/ McGladrey LLP

Schaumburg, Illinois
April 1, 2013